UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2014

GRANDPARENTS.COM, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-21537	93-1211114
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

589 Eighth Avenue, 6th Floor New York, New York		10018
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 646-839-8800

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01 Changes in Control of Registrant.

As previously disclosed by Grandparents.com, Inc. (the “Company”) in its Current Report on Form 8-K filed with the Securities and Exchange Commission on June 13, 2014 (the “Original Form 8-K”), GP.com Holding Company LLC (the “LLC”), the beneficial owner of 51.1% of the common stock, par value $0.01 (the “Common Stock”), of the Company as of the date of the Original Form 8-K, entered into the Fourth Amendment to Limited Liability Company Operating Agreement and Agreement and Plan of Distribution, with members of the LLC and certain other parties thereto, on June 9, 2014 (the “Distribution Agreement”). The transactions contemplated by the Distribution Agreement closed on June 25, 2014, and, as a result, the LLC is no longer the Company’s largest stockholder, as originally reported in the Original Form 8-K. This amendment to the Current Report on Form 8-K (this “Amendment”) is being filed only to amend certain information regarding the beneficial ownership of the Common Stock by each named executive officer at the time the Original Form 8-K was filed and each director or other stockholder known to be the beneficial owner of five percent (5%) or more of Common Stock who received distributions pursuant to the Distribution Agreement, as set forth in the table below:

Names of Executive Officer and/or Director	Number of Shares of Common Stock Beneficially Owned(1)	Percent of Shares of Common Stock Beneficially Owned(1)
Steven E. Leber(2)	17,261,880	14.9%
Joseph Bernstein(3)	19,669,291	16.9%
Dr. Robert Cohen(4)	16,106,031	13.9%

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(1)	A person is considered to beneficially own any shares of Common Stock over which such person, directly or indirectly, exercises sole or shared voting or investment power, or of which such person has the right to acquire beneficial ownership at any time within 60 days of the date of the Original Form 8-K. For purposes of computing the percentage of shares of Common Stock beneficially owned by each person named above, any shares that such person has the right to acquire within 60 days of the date of the Original Form 8-K are deemed to be outstanding, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, voting and investment power relating to the shares shown in the table for directors and executive officers will be exercised solely by the beneficial owner or shared by the owner and the owner’s spouse or children. The above figures are based on 113,689,206 shares of Common Stock outstanding as of the date of the Original Form 8-K.

(2)	Mr. Leber is the beneficial owner of an aggregate of 17,261,880 shares of Common Stock, which includes (i) 13,526,847 shares of Common Stock held of record by Mr. Leber; (ii) 832,500 shares of Common Stock underlying stock options held of record by Mr. Leber that are exercisable or that will become exercisable within 60 days of the date of the Original Form 8-K; (iii) 1,480,000 shares of Common Stock underlying warrants held of record by Mr. Leber that are exercisable within 60 days of the date of the Original Form 8-K; and (iv) 1,422,533 shares of Common Stock in his capacity as a member of the board of managers of the LLC.

(3)	Mr. Bernstein is the beneficial owner of an aggregate of 19,669,291 shares of Common Stock, which includes (i) 1,324,514 shares of Common Stock held of record by Mr. Bernstein; (ii) 15,589,777 shares of Common Stock held of record by Bernstein-Nasser Investors, LLC (“BNI”), an entity beneficially owned by JB Grantor Trust 2010 and whose trustee is Mr. Bernstein; (iii) 1,000,000 shares of Common Stock underlying stock options held of record by Mr. Bernstein that are exercisable or that will become exercisable within 60 days of the date of the Original Form 8-K; (iii) 1,275,000 shares of Common Stock underlying warrants held of record by Mr. Bernstein that are exercisable within 60 days of the date of the Original Form 8-K; and (iv) 480,000 shares of Common Stock underlying warrants held of record by BNI that are exercisable within 60 days of the date of the Original Form 8-K. Mr. Bernstein disclaims beneficial ownership of any additional shares of Common Stock, options and/or warrants to acquire shares of Common Stock held directly or indirectly by his children and/or their spouses, which holdings are not included in this disclosure. Mr. Bernstein resigned as Co-Chief Executive Officer, Chief Financial Officer, Treasurer and a director of the Company effective June 25, 2014.

(4)	Dr. Cohen is the beneficial owner of an aggregate of 16,106,031 shares of Common Stock, which includes (i) 12,510,998 shares of Common Stock held of record by Meadows Capital, LLC, an entity beneficially owned by Dr. Cohen; (ii) 832,500 shares of Common Stock underlying stock options held of record by Dr. Cohen that are exercisable or that will become exercisable within 60 days of the date of the Original Form 8-K; (iii) 1,340,000 shares of Common Stock underlying warrants held of record by Dr. Cohen that are exercisable within 60 days of the date of the Original Form 8-K; and (iv) 1,422,533 shares of Common Stock in his capacity as a member of the board of managers of LLC.

No other information in the Original Form 8-K is being amended as a result of the filing of this Amendment.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRANDPARENTS.COM, INC.

Date: July 8, 2014	By: /s/ Steve Leber
	Name:	Steve Leber
	Title:	Chairman/Co-Chief Executive Officer